Exhibit (o)(6)

POWER OF ATTORNEY

The undersigned, Jane Trust, hereby constitutes and appoints Richard F. Sennett, Robert I. Frenkel, Thomas C. Mandia, Rosemary Emmens, Barbara Allen, Yi Chia Kuo, Robert Nelson and Susan D. Lively, and each of them, his true and lawful attorneys-in-fact and agents, with full power and authority of substitution and resubstitution, to do any and all acts and things and to execute any and all instruments which said attorneys-in-fact and agents, or any of them, may deem necessary or advisable or which may be required to enable each of Legg Mason Partners Income Trust (Securities Act File No. 2-96408), Legg Mason Partners Money Market Trust (Securities Act File No. 2-91556), Legg Mason Partners Institutional Trust (Securities Act File No. 33-49552), and Legg Mason Partners Premium Money Market Trust (Securities Act File No. 33-28844) (each a “Trust”) to comply with the Investment Company Act of 1940, as amended, and the Securities Act of 1933, as amended (collectively, the “Acts”), and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing and effectiveness of any and all amendments (including post-effective amendments) to each Trust’s Registration Statement, including specifically, but without limiting the generality of the foregoing, the power and authority to sign in the name and on behalf of the undersigned as a Trustee and/or officer of the Trust, any and all such amendments and registration statements filed with the Securities and Exchange Commission under said Acts, and any other instruments or documents related thereto, and the undersigned does hereby ratify and confirm all that said attorneys-in-fact and agents, or any of them, shall do or cause to be done by virtue hereof.

All past acts of such attorneys-in-fact and agents in furtherance of the foregoing are hereby ratified and confirmed.

This Power of Attorney shall be valid from the date first mentioned above until revoked by the undersigned.

WITNESS the undersigned’s hand on the date set forth below.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Power of Attorney has been signed below by the undersigned in his capacity as Trustee, President, Principal Executive Officer and any other office of the Trust and as of the date indicated.

/s/ Jane Trust	June 1, 2015
Jane Trust